                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                               SYNTRO CORPORATION

  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $0.01, par value per share (the "Shares"), of Syntro Corporation, a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase, dated September 29, 1995 (the "Offer to Purchase").

                        THE DEPOSITARY FOR THE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

     By Hand or Overnight Courier:                      By Mail:

 Tenders & Exchanges Suite 4680--SYN 14   Tenders & Exchanges Suite 4660--SYN
  Wall Street 8th Floor New York, New    P.O. Box 2559 Jersey City, New Jersey
               York 10005                              07303-2559


                   Facsimile for Eligible Institutions only:

                             (201) 222-4720 or 4721

              To confirm receipt of Notice of Guaranteed Delivery:

                                 (201) 222-4707

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Mallinckrodt Veterinary Acquisitions, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares: ___________________                   SIGN HERE
Certificate No(s) (if available):         Name(s):


-------------------------------------     -------------------------------------


-------------------------------------     -------------------------------------

                                                     (Please Print)
If Securities will be tendered by

book-entry transfer: ________________     Address: ____________________________


Name of Tendering Institution:            -------------------------------------
                                                                     (Zip Code)

-------------------------------------


                                          Area Code and Telephone No:
Account No.: _____________________ at

[_] The Depository Trust Company          -------------------------------------
[_] Midwest Securities Trust Company

[_] Philadelphia Depository Trust Company Signature(s): _______________________

                                          -------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the National Association of Securities Dealers Automated Quotation National Market is open for business.

Name of Firm: _______________________     Title: ______________________________


-------------------------------------     Name: _______________________________
       (Authorized Signature)                       (Please Print or Type)


Address: ____________________________     Area Code and Telephone No.: ________

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT WITH LETTER OF TRANSMITTAL

Date: ___________________, 1995

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